UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
April 15, 2010
Date of Report
(Date of earliest event reported)
True North Finance Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	333-129919	20-3345780

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4999 France Avenue South, Suite 248, Minneapolis, Minnesota 55410

(Address of Principal Executive Offices)            (ZIP Code)
Registrant’s telephone number, including area code: (952) 358-6120
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01 Other Events.
On April 1, 2010, True North Finance Corporation (the “Company”) filed a Form 12b-25 requesting an automatic extension for filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2009. The Company further stated in the referenced filing that the Company does not expect to file its annual report on Form 10-K for the fiscal year ended December 31, 2009, on a timely basis. The Company’s inability to file at this time is due to the Company’s inability to obtain all the necessary information without unreasonable effort of expense. Although the Company is currently seeking to obtain this necessary information, the Company does not anticipate the information to allow for the completion of the audit in time to file by April 15, 2010.
The Company also indicated in the Form 12b-25 that the Company expected to report a net loss of approximately $30 million for the year ended December 31, 2009. The Company now anticipates, based on additional real estate appraisals, that it will report a net loss of approximately $48 million for the year ended December 31, 2009.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE NORTH FINANCE CORPORATION
Date: April 15, 2010	By:	/s/ Todd A. Duckson
TODD A. DUCKSON,
President of the Company